Exhibit 5.2

Consent of Blake, Cassels & Graydon LLP

June 15, 2026

The Securities and Exchange Commission

Re:	Registration Statement on Form F-10 of Suncor Energy Inc. (the “Registrant”)

We have acted as Canadian counsel to the Registrant in connection with the registration statement on Form F-10 dated June 15, 2026 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

We hereby consent to references to our firm name on the face page of the Registration Statement and under the headings “Enforceability of Civil Liabilities”, “Legal Matters” and “Documents Filed as Part of the Registration Statement” in the prospectus of the Registrant that forms a part of the Registration Statement and to the reference to our advice under the heading “Enforceability of Civil Liabilities”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP